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                                                                    EXHIBIT 10.3

                                       LEASE AGREEMENT

                    This Lease is made and executed effective this 10th day of October, 1995, by and between WAYCROSS AND WARE COUNTY DEVELOPMENT AUTHORITY, a body politic organized and existing under the laws of the State of Georgia, having its principal office in Ware County, Georgia, referred to as Lessor, and HI-TECH PROPERTIES, INC., a corporation organized and existing under the laws of the State of Georgia, having its principal office in Ware County, Georgia, referred to as Lessee.

                    The parties agree as follows:

                                          SECTION ONE DEMISE AND TERM

                    Lessor leases to Lessee the real property in the County of Ware, State of Georgia, described in Exhibit A attached to and made a part of this Lease Agreement (sometimes called the "demised premises"), to have and to hold for a term of ten (10) years commencing on the date of this Lease Agreement.

                                          SECTION TWO RENT

                    Lessee shall pay Lessor rent for the demised premises as follows:

                    A. For the period ending ten (10) years from the date of this Lease Agreement, the sum of One Dollar ($1.00) per year.

                    B. Lessee shall pay Lessor a portion of the amount of ad valorem taxes that would have been assessed against the property identified in Exhibit A for each year if said property were subject to ad valorem taxes. For the 1996 tax year, the Lessee shall pay to the Lessor one-fifteenth (1/15th) of the 1996 amount. For the 1997 tax year and for each year thereafter, the amount to be paid to the Lessee pursuant to this subparagraph shall be determined by adding one-fifteenth (1/15th) to the fraction used for the previous year, multiplied by the taxes that
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          would have been assessed against the property for that year if it were subject to ad valorem taxes; provided, however, that the sums to be paid pursuant to this subparagraph in any year shall never exceed one hundred percent (100%) of the tax amount for that year.

                SECTION THREE WARRANTIES OF TITLE
                       AND QUIET ENJOYMENT; SUBLEASE

                    Lessor covenants that Lessor is seized of the real property in fee simple and has full right to make this Lease Agreement and that Lessee shall have quiet and peaceable possession of the demised premises during the term of this Lease Agreement. This Lease may not be assigned by the Lessee or sublet by the Lessee without the prior written consent of the Lessor.

                        SECTION FOUR
                        USE OF PREMISES

                    The demised premises shall be used in connection with the industrial operation of the Lessee.

                         SECTION FIVE
                         CONSTRUCTION OFIMPROVEMENTS

                    On delivery of possession of the demised premises to Lessee, the Lessee shall have the right to remove the fence presently located on the demised premises. The Lessee shall also have the right to place moveable buildings on the premises but no other right to construct or improve the premises shall exist except without the written consent of the Lessor. All buildings or other improvements placed upon the premises by the Lessee shall be removed by the Lessee upon termination of this Lease.

                                 SECTION SIX
               COMPLIANCE WITH LAWS; PROHIBITION AGAINST WASTE

                    During the term of this Lease Agreement, Lessee shall comply with all applicable laws affecting the demised premises.
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                            SECTION SEVEN
                            UTILITIES

                    All water, gas, electricity, telephone, and other public utility services used on or furnished to the demised premises during the term of this Lease Agreement shall be paid for by Lessee.

                             SECTION EIGHT
                             LIENS

                    Lessee shall keep the fee estate of the demised premises free and clear from all mechanics' and material suppliers' and other liens for work or labor done.

                          SECTION NINE
                          INDEMNIFICATION OF LESSOR

                    Lessor shall not be liable for any loss, injury, death, or damage to persons or property which at any time may be suffered or sustained by Lessee or by any person who may at any time be using or occupying or visiting the demised premises. Lessee shall indemnify Lessor against any and all claims, liability, loss, or damage on account of any such loss, injury, death, or damage.

                           SECTION TEN
                           PROHIBITION OF INVOLUNTARY ASSIGNMENT

                    Neither this Lease Agreement nor the leasehold estate of Lessee nor any interest of Lessee under this Lease Agreement in the demised premises or any buildings or improvements on the demised premises shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner (except through a statutory merger or consolidation, or devise, or intestate succession) and any attempted involuntary assignment, transfer, or sale shall be void and of no effect.

                        SECTION ELEVEN
                         PARTIES BOUND
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                    This Lease Agreement shall be binding on and shall inure to the benefit of and shall apply to the respective successors and assigns of Lessor and Lessee. All reference in this Lease Agreement to "Lessor" or "Lessee" shall be deemed to refer to and include successors and assigns of Lessor or Lessee without specific mention of such successors or assigns.

                         SECTION TWELVE
                          DEFAULT

                    A. Lessee is leasing from Tim-Bar Corporation property located immediately east of and adjoining the demised premises. Said premises are being leased for the purpose of manufacturing mobile homes and providing jobs. If the Lease with Tim-Bar Corporation should terminate during the term of this Lease, then, at Lessor's option, this Lease shall also terminate.

                    B. If Lessee should cease manufacturing operations on the adjoining property leased from Tim-Bar Corporation for a period of not less than ninety (90) days, then Lessor shall have the right and option to terminate this Lease upon giving Lessee thirty (30) days advance notice thereof. If Lessee should recommence manufacturing operations within said thirty (30) day period, then the Lease shall not be terminated.

                    C. Lessor's rights in the event of Lessee's default. If Lessee shall fail or neglect to observe, keep, or perform any of the covenants, terms, or conditions contained in this Lease Agreement on its part to be observed, kept, or performed, and the default shall continue for a period of thirty (30) days after written notice from Lessor setting forth the nature of Lessee's default, then and in any such event, Lessor shall have the right at its option, on written notice to Lessee, to terminate this Lease Agreement and all rights of Lessee under this Lease
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          Agreement shall then cease.

                           SECTION THIRTEEN
                           TERMINATION OF LEASE

                    A. The Lessor shall have the right to terminate this Lease in the event that the Lessor decides to sell or develop the property which is the subject of this Lease as identified in Exhibit A, and in the event that the Lessee does not exercise its option to purchase as set forth therein. This Lease shall terminate on the ninetieth (90th) day after the Lessee has received notice by the Lessor of the Lessor's intention to sell or develop said property unless the Lessee exercises its option to purchase.

                    B. The Lessee shall have the right by notice to the Lessor to terminate this Lease Agreement and surrender its leasehold interest effective on the date given in the notice. On such effective date, Lessee shall be relieved from all further liability under the Lease and shall deliver possession of the demised premises to the Lessor.

                             SECTION FOURTEEN
                             NOTICES

                    A. All notices, demands, or other writings in this Lease Agreement provided to be given or made or sent, or which may be given or made or sent, by either party to the other, shall be deemed to have been dully given or made or sent when made in writing and deposited in the United States mail, registered and postage prepaid, and addressed as follows:


                    TO LESSOR:          200 Lee Avenue Waycross, Georgia
                                        31501

                    TO LESSEE:          2255 Industrial Boulevard Waycross,
                                        Georgia  31501

                    B. The address to which any notice, demand, or other writing may be given or made or sent to any party as above
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          provided may be changed by written notice given by the party as above provided.

                             SECTION FIFTEEN
                             RIGHT TO PURCHASE

                    If Lessor should decide to sell or develop the demised premises identified in Exhibit A, Lessor shall give to the Lessee a thirty (30) day option to purchase said property at a purchase price of Five Thousand and 00/100 ($5,000.00) Dollars per acre. Said option shall terminate upon the thirtieth (30th) day after notice to the Lessee by the Lessor of the Lessor's intention to sell or develop the demised premises.

                              SECTION SIXTEEN
                              WAIVER

                    A waiver by Lessor of any breach of any covenant or duty of Lessee under this Lease is not a waiver of a breach of any other covenant or duty of Lessee, or of any subsequent breach of the same covenant or duty.

                              SECTION SEVENTEEN
                              TIME OF THE ESSENCE

                    Time is of the essence of this Lease Agreement and all of its provisions.

                           SECTION EIGHTEEN
                           GOVERNING LAW

                    It is agreed that this Lease Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Georgia.

                           SECTION NINETEEN
                           PARAGRAPH HEADINGS

                    The titles to the paragraphs of this Lease Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Lease Agreement.
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                           SECTION TWENTY
                           ENTIRE AGREEMENT

                    This Agreement shall constitute the entire Agreement between the parties. Any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement.

                           SECTION TWENTY-ONE
                           MODIFICATION OF AGREEMENT

                    Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.
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                    IN WITNESS WHEREOF, each party to this Lease Agreement
          has caused it to be executed on the date indicated above.

                                        WAYCROSS AND WARE COUNTY DEVELOPMENT
                                        AUTHORITY       (SEAL)
                                        LESSOR

                                        BY: /s/  [illegible] ------------
                                        TITLE:  Chairman

                                        ATTEST:


                                        BY: /s/  David Moon ------------
                                        TITLE:  Secretary Signed,
                                        sealed and delivered

          in the presence of:
           /s/ [illegible] Tucker
          -------------------------------
          WITNESS
           /s/ Phyllis [illegible]
          -------------------------------
          NOTARY PUBLIC  (SEAL)
          MY COMMISSION EXPIRES:  6/28/97

                                        HI-TECH PROPERTIES, INC. LESSEE
                                        (SEAL)



                                        BY: /s/  [illegible]
                                        TITLE:  Chairman
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                                                           ATTEST:


                                       BY: /s/  Shelby Griffin
                                       TITLE:  Secretary
          Signed, sealed and
          delivered

          in the presence of:
           /s/  Barbara Johnson
          ------------------------------
          WITNESS
           /s/  Phyllis [illegible]
          ------------------------------
          NOTARY PUBLIC  (SEAL)

          MY COMMISSION EXPIRES:  6/28/97
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                                   Exhibit A

          All that tract or parcel of land being 8.10 acres in Land Lot 124 of the 8th Land District of Ware County, Georgia, as shown on that plat of Franklin Miles, Registered Land Surveyor, dated April 20, 1995, a copy of which is attached hereto and made a part hereof by reference, and to which plat reference is made hereby for a more specific and detailed description as to metes and bounds, courses and distances.
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          [Attached to Exhibit A is a map of 8.10 acres located in land lot
          124 in the 8th Land District of Ware County, Georgia.]